INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 16 to Registration
Statement No. 33-30471 of Centennial California Tax Exempt Trust on Form N-1A of our
report dated July 23, 2001, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and
"Financial Highlights" in the Prospectus, which is also part of such Registration
Statement.

Denver, Colorado
October 25, 2001